EXHIBIT 10.50

AMENDMENT #3 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT #3 TO Receivables Purchase Agreement, dated as of June 30, 2003 (this "Amendment"), is by and among PFG Receivables Corporation, a Florida corporation ("Seller"), Performance Food Group Company, a Tennessee corporation, as initial Servicer (together with Seller, the "Seller Parties"), Jupiter Securitization Corporation ("Conduit") and Bank One, NA (Main Office Chicago), individually (together with Conduit, the "Purchasers") and as agent for the Purchasers (in such capacity, the "Agent"), and pertains to the Receivables Purchase Agreement, dated as of July 3, 2001 (as heretofore amended, the "Existing Agreement"). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Existing Agreement.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Existing Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments.

1.1. The first sentence of Section 7.1(j) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

At all times after December 31, 2003, such Seller Party will ensure that payments of not less than 45% of the aggregate amount of all Collections are made by the applicable Obligors directly to a Lock Box or Collection Account that is the subject of a Collection Account Agreement, and such Seller Party will cause all proceeds from all Lock-Boxes to be directly deposited by the applicable Collection Bank into a Collection Account.

1.2. The first sentence of Section 8.2(b) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

At all times after December 31, 2003, the Servicer will ensure that payments of not less than 45% of the aggregate amount of all Collections are made by the applicable Obligors directly to a Lock Box or Collection Account that is the subject of a Collection Account Agreement.

1.3. Section 14.5 of the Existing Agreement is hereby amended to add the following at the end thereof:

(d) Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

1.4. The definitions of the following defined terms set forth in Exhibit I to the Existing Agreement are hereby amended and restated in their entirety to read as follows:

"Adjusted Liquidity Price" means an amount equal to:

PI	[(i) DC + (ii)[	NDR	]]
1+ (0.50 x LRP)

where:

PI = the undivided percentage interest evidenced by such Purchaser Interest.

DC = the Deemed Collections.

NDR = the Outstanding Balance of all Receivables as to which any payment, or part thereof, has not remained unpaid for 121 days or more from the original invoice date for such payment.

LRP = the percentage specified in clause (i) of the definition of "Loss Reserve Percentage".

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

"Concentration Limit" means, at any time, for any Obligor, 2.5% of the aggregate Outstanding Balance of all Eligible Receivables, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Conduit or the Required Financial Institutions may, upon not less than three Business Days' notice to Seller, cancel any Special Concentration Limit. As of June 30, 2003, the Special Concentration Limit for Outback Steakhouse and its Affiliates (the "Outback Special Concentration Limit" shall equal the least of: (1) $16,000,000, (2) the product of (a) the sum of (i) the Effective Loss Reserve Percentage, plus (ii) the Effective Dilution Reserve Percentage minus 4.0%, times (b) the aggregate Outstanding Balance of all Eligible Receivables, and (3) the sum of (a) the Loss Reserve, plus (b) the Dilution Reserve minus $1 million.

"Dilution Reserve" means, on any date, an amount equal to the product of (x) the Effective Dilution Reserve Percentage then in effect times (y) the Aggregate Capital as of the close of business on the immediately preceding Business Day.

"Dilution Reserve Percentage" means, on any date, the greater of (i) 6%, and (ii) the Dilution Reserve Ratio.

"Dilution Reserve Ratio" means, as of any date, an amount calculated as follows:

DRR = {(2.0 x ADR) + [(HDR-ADR) x (HDR/ADR)]} x DHR

where:

DRR = the Dilution Reserve Ratio;

ADR = the average of the Dilution Ratios for the most recent twelve Calculation Periods;

HDR = the highest Dilution Ratio during the most recent twelve months; and

DHR = the Dilution Horizon Ratio.

The Dilution Reserve Ratio shall be calculated monthly in each Monthly Report and such Dilution Reserve Ratio shall, absent manifest error, be effective from the corresponding Settlement Date until the next succeeding Settlement Date.

"Liquidity Termination Date" means June 28, 2004.

"Loss Reserve" means, on any date, an amount equal to the product of (x) the Effective Loss Reserve Percentage then in effect and (y) the Aggregate Capital as of the close of business on the immediately preceding Business Day.

"Loss Reserve Percentage" means, on any date, the greater of (i) 8%, and (ii) the Loss Reserve Ratio.

"Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) the Estimated PACA Payables, and (iii) the amount by which accrued volume rebates exceed 1% of the Outstanding Balance of all Eligible Receivables.

"Purchase Limit" means $165,000,000.

"Yield and Servicing Reserve" means, on any date, an amount equal to the Effective Yield and Servicing Reserve Percentage multiplied by Aggregate Capital as of the close of business of the Servicer on such date.

1.5. The following new definitions are hereby inserted into Exhibit I to the Existing Agreement in their appropriate alphabetical order:

"Aggregate Reserve Percentage" means, on any date, the sum of the Loss Reserve Percentage, the Dilution Reserve Percentage and the Yield and Servicing Reserve Percentage.

"Effective Dilution Reserve Percentage" means, as of any date, a percentage equal to the following:

DRP
1 - ARP

where:

DRP = the Dilution Reserve Percentage

ARP = the Aggregate Reserve Percentage

"Effective Loss Reserve Percentage" means, as of any date, a percentage equal to the following:

LRP
1 - ARP

where:

LRP = the Loss Reserve Percentage

ARP = the Aggregate Reserve Percentage

"Effective Yield and Servicing Reserve Percentage" means, as of any date, a percentage equal to the following:

YSRP
1 - ARP

where:

YSRP = the Yield and Servicing Reserve Percentage

ARP = the Aggregate Reserve Percentage

"Yield and Servicing Reserve Percentage" means 2%.

1.6. Exhibit IV to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Annex A hereto.

1.7. Exhibit VIII to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Annex B hereto.

1.8. Exhibit X to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Annex C hereto.

1.9. Schedule A to the Existing Agreement is hereby amended to delete "$91,800,000" where it appears and to substitute in lieu thereof "#168,300,000."

2. Representations and Warranties of the Seller Parties. In order to induce the Agent and the Purchasers to enter into this Amendment, each Seller Party hereby represents and warrants to the Agent and the Purchasers (i) that as of the date hereof, each of such Seller Party's representations and warranties set forth in Section 5.1 of the Existing Agreement is true and correct as of the date hereof, and (ii) that, as to itself, each of the following representations and warranties is true and correct as of the date hereof:

(a) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Amendment, and the performance of its obligations under the Existing Agreement as amended hereby, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Amendment has been duly executed and delivered by such Seller Party.

(b) No Conflict. The execution and delivery by such Seller Party of this Amendment, and the performance of its obligations under the Existing Agreement as amended hereby do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Amendment and the performance of its obligations under the Existing Agreement as amended hereby.

(d) Binding Effect. This Amendment and the Existing Agreement as amended hereby constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon delivery to the Agent by each of the parties hereto of a counterpart hereof duly executed by such party.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

5. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE EXISTING AGREEMENT AS AMENDED HEREBY, AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE EXISTING AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

6. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE EXISTING AGREEMENT AS AMENDED HEREBY OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

7. Ratification. Except as expressly amended hereby, the Existing Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date hereof.

PFG Receivables Corporation

By:

Name:

Title:

PERFORMANCE FOOD GROUP COMPANY

By:

Name:

Title:

JUPITER SECURITIZATION CORPORATION

By:

Sherri Gerner, Authorized Signer

BANK ONE, NA (MAIN OFFICE CHICAGO), as a Financial Institution and as Agent

By: ______

Sherri Gerner, Director, Capital Markets